Exhibit 4.2

AURA BIOSCIENCES, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

March 18, 2021

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5.3	Notices	34
5.4	Governing Law	34
5.5	Entire Agreement	35
5.6	Delays or Omissions	35
5.7	Severability	35
5.8	Titles and Subtitles	35
5.9	Counterparts	35
5.10	Execution and Delivery	35
5.11	Further Assurances	36
5.12	Aggregation of Stock	36
5.13	Effect on Prior Agreement	36

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AURA BIOSCIENCES, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of March 18, 2021, by and among Aura Biosciences, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of Series A Convertible Preferred Stock of the Company, par value $0.00001 per share (“Series A Preferred Stock”), Series A-1 Convertible Preferred Stock of the Company, par value $0.00001 per share (“Series A-1 Preferred Stock”), Series A-2 Convertible Preferred Stock of the Company, par value $0.00001 per share (“Series A-2 Preferred Stock”), Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D-1 Preferred Stock and/or Series D-2 Preferred Stock and possess registration rights, information rights, rights of first offer, and other rights pursuant to a Fourth Amended and Restated Investors’ Rights Agreement dated as of April 1, 2019 by and among the Company and such Investors, as amended on June 25, 2020 (the “Prior Agreement”); and

WHEREAS, the Existing Investors include holders who constitute the Required Holders (as defined in the Prior Agreement) and who hold a majority of the outstanding shares of Junior Preferred Stock and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series E Convertible Preferred Purchase Agreement, under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, the Existing Investors described above and the Company.

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, limited partner, managing member, member, employee, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management or advisory company with, such Person.

(b) “Affiliated Fund” shall have the meaning set forth in Section 2.8(a)(iii) hereof.

(c) “Board” or “Board of Directors” shall mean the board of directors of the Company.

(d) “Commission” shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(e) “Class A Common Stock” shall mean the Company’s Class A Common Stock, par value $0.00001 per share, of the Company.

(f) “Class B Common Stock” means shares of the Company’s Class B common stock, par value $0.00001 per share.

(g) “Common Stock” means, collectively, shares of the Company’s Class A Common Stock and Class B Common Stock.

(h) “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(j) “Exempted Registration” shall mean a registration relating solely to employee benefit plans, a registration relating to the offer and sale of non-convertible debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales.

(k) “Fund Investor” shall mean each of Advent Life Sciences Fund III LP, ALS III Carry and Co-Invest LP, Advent-Harrington Impact Fund LP, and Advent Life Sciences LLP, Advent Life Sciences Fund I LP (collectively, “Advent”), Chiesi Ventures, LP (“Chiesi”), Columbus Innvierte Life Science F.C.R. (“Columbus”), Ysios BioFund II Innvierte F.C.R. (“Ysios”), Lundbeckfond Invest A/S (“LV”), Arix Bioscience Holdings Limited (“Arix”), Medicxi Growth I LP, Medicxi Growth Co Invest I LP (together with Medicxi Growth I LP, “Medicxi”), Citadel Multi-Strategy Equities Master Fund Ltd. (together with its Affiliates, “Surveyor”), Matrix Capital Management Master Fund, LP (“Matrix”), Rock Springs Capital Master Fund LP, Four Pines Master Fund LP and their respective Affiliates (including Affiliated Funds).

(l) “GAAP” shall have the meaning set forth in Section 3.1(a) hereof.

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(m) “Holder” shall mean: (i) any Investor that holds Registrable Securities and (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 5.1 of this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Preferred Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock, and also provided that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder until immediately before the closing of the offering to which the registration relates.

(n) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereof.

(o) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereof.

(p) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of Common Stock registered under the Securities Act.

(q) “Initiating Holders” shall mean, collectively, Holders who properly initiate a registration request under this Agreement.

(r) “Investors” shall mean the persons and entities listed on Schedule A hereto.

(s) “Junior Preferred Investor” shall mean the holders of Junior Preferred Stock.

(t) “Junior Preferred Nonpurchasing Holder” shall have the meaning set forth in Section 4.1(d) hereof.

(u) “Junior Preferred Overallotment Notice” shall have the meaning set forth in Section 4.1(d) hereof.

(v) “Junior Preferred Purchasing Holder” shall have the meaning set forth in Section 4.1(d) hereof.

(w) “Junior Preferred Stock” shall mean collectively, all shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock.

(x) “Key Employee” shall mean any executive-level employee (including division director and vice-president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Series E Purchase Agreement).

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(y) “Major Investor” shall mean any Investor that, individually or together with such Investor’s Affiliates, holds at least 500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) and each Person to whom any of the rights of any such Investor are assigned pursuant to Section 5.1.

(z) “New Securities” shall have the meaning set forth in Section 4.1(f) hereof.

(aa) “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(bb) “Preferred Director” shall mean the (1) director elected by the holders of the outstanding Series C Preferred Stock (the “Series C Director”), the one (1) director elected by the holders of the outstanding Series D Preferred Stock (the “Series D Director”) and the one (1) director elected by the holders of the outstanding Series E Preferred Stock pursuant to the Voting Agreement (the “Series E Director”).

(cc) “Preferred Director Majority” shall mean the majority of the Preferred Directors.

(dd) “Preferred Stock” shall mean, collectively, all shares of Junior Preferred Stock and Senior Preferred Stock.

(ee) “Qualified Public Offering” shall have the meaning set forth in the Restated Certificate.

(ff) “Registrable Securities” shall mean: (i) shares of Common Stock issuable or issued pursuant to the conversion of the Shares, (ii) shares of Common Stock issued or issuable (directly or indirectly) upon conversion of any capital stock of the Company owned or later acquired by the Investors and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i), (ii) or (iii) above (A) which have previously been registered, and sold to the public through a registration statement, (B) which have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto were able to be removed upon the consummation of such sale or (C) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(gg) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(hh) “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, accounting fees, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel for the Holders (selected by the Required Preferred Holders), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

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(ii) “Required Preferred Holders” means the holders of at least sixty percent (60%) of the outstanding Senior Preferred Stock of the Company voting together as a single class (as determined on an as-converted basis).

(jj) “Restated Certificate” shall mean the Company’s Ninth Amended and Restated Certificate of Incorporation, as such may be further amended and restated from time to time.

(kk) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(b) hereof.

(ll) “Rock Springs” shall mean Rock Springs Capital Master Fund LP and Four Pines Master Fund LP.

(mm) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(nn) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(oo) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(pp) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(qq) “Senior Preferred Investor” shall mean the holders of Senior Preferred Stock.

(rr) “Senior Preferred Nonpurchasing Holder” shall have the meaning set forth in Section 4.1(b) hereof.

(ss) “Senior Preferred Overallotment Notice” shall have the meaning set forth in Section 4.1(b) hereof.

(tt) “Senior Preferred Purchasing Holder” shall have the meaning set forth in Section 4.1(b) hereof.

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(uu) “Senior Preferred Stock” shall mean collectively, all shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

(vv) “Series B Preferred Stock” shall mean Series B Convertible Preferred Stock of the Company, par value $0.00001 per share, and shares of Series B Convertible Preferred Stock issuable (whether or not yet issued) upon exercise of the Warrants (as defined in the Series B Purchase Agreement).

(ww) “Series B Purchase Agreement” shall mean that certain Amended and Restated Series B Convertible Preferred Stock Purchase Agreement, dated on or about March 31, 2016, by and among the Company and the Investors named therein, as such may be amended, modified, supplemented or rested from time to time.

(xx) “Series C Preferred Stock” shall mean, collectively: the (i) Series C-1 Preferred Stock and (ii) Series C-2 Preferred Stock.

(yy) “Series C-1 Preferred Stock” means shares of the Company’s Series C-1 Convertible Preferred Stock, par value $0.00001 per share.

(zz) “Series C-2 Preferred Stock” means shares of the Company’s Series C-2 Convertible Preferred Stock, par value $0.00001 per share.

(aaa) “Series C Purchase Agreement” shall mean that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of December 20, 2017, by and among the Company and the Investors named therein, as such may be amended, modified, supplemented or rested from time to time.

(bbb) “Series D Preferred Stock” means collectively, the (i) Series D-1 Preferred Stock and (ii) Series D-2 Preferred Stock.

(ccc) “Series D-1 Preferred Stock” means shares of the Company’s Series D-1 Convertible Preferred Stock, par value $0.00001 per share.

(ddd) “Series D-1 Purchase Agreement” shall mean that certain Series D-1 Convertible Preferred Stock Purchase Agreement, dated as of April 1, 2019, by and among the Company and the Investors named therein, as such may be amended, modified, supplemented or rested from time to time.

(eee) “Series D-2 Preferred Stock” means shares of the Company’s Series D-2 Convertible Preferred Stock, par value $0.00001 per share.

(fff) “Series D-2 Purchase Agreement” shall mean that certain Series D-2 Convertible Preferred Stock Purchase Agreement, dated as of June 25, 2020, by and among the Company and the Investors named therein, as such may be amended, modified, supplemented or rested from time to time

(ggg) “Series E Preferred Stock” shall mean Series E Convertible Preferred Stock of the Company, par value $0.00001 per share.

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(hhh) “Series E Purchase Agreement” shall mean that certain Series E Convertible Preferred Stock Purchase Agreement, dated as of March 18, 2021, by and among the Company and the Investors named therein, as such may be amended, modified, supplemented or rested from time to time.

(iii) “Shares” shall mean: (i) the Preferred Stock and (ii) any securities issued with respect to the foregoing upon any stock split, stock dividend, recapitalization, or similar event or upon any conversion of the Preferred Stock.

SECTION 2

REGISTRATION RIGHTS

2.1 Demand Registration.

(a) Demand for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to at least twenty-five percent (25%) of the Registrable Securities having an aggregate offering price to the public of not less than Five Million Dollars ($5,000,000) (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company shall:

(i) within ten (10) days give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed; provided that the Company shall file the registration statement within sixty (60) days of the receipt of the request from the Initiating Holders.

(b) Limitations on Demand Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of: (a) three (3) years after the date of this Agreement, or (b) six (6) months following the closing of the Initial Public Offering;

(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which not less than all of the Registrable Securities that Holders have requested to be included in such registrations are actually included and sold in such registrations); or

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(iv) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing, in good faith, commercially reasonable efforts to cause such registration statement to become effective.

(c) Deferral. If: (i) in the good faith judgment of the Board of Directors, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to, the limitations set forth in Section 2.1(b)(iv) above), the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve month period and provided further, the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Exempted Registration.

(d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section (including Section 2.10). The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders, subject to the reasonable approval of the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. In no event shall Registrable Securities be excluded from such registration unless all other stockholders’ securities (including securities for the account of the Company) have been first excluded.

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If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriters or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3 or an Exempted Registration, the Company shall:

(i) within ten (10) days give written notice of the proposed registration to all Holders; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is delivered. Such written request may specify all or a part of a Holder’s Registrable Securities. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

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Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. In no event shall any Registrable Securities be excluded from such registration and underwriting unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such registration and underwriting, then the Registrable Securities that are included in such registration and underwriting shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the registration and underwriting be reduced below thirty percent (30%) of the total amount of securities included in such registration and underwriting (other than in the case of the Initial Public Offering).

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.4.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. If the Company is then qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed-of-and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii); provided, that in the case of a registration pursuant to this Section 2.3, the Company shall file the registration statement within forty-five (45) days of the receipt of the request from the Initiating Holders.

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(ii) or 2.1(b)(iv);

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(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than Three Million Dollars ($3,000,000); or

(iii) If the Company has effected two (2) registrations pursuant to Section 2.3 at any time within the twelve (12) month period immediately preceding the date of the written request from the Initiating Holders described in Section 2.3(a).

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Initiating Holders requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1(a); and provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1 or 2.3. All Selling Expenses shall be borne pro rata by the selling Holders based on the number of Registrable Securities requested to be so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration effective for a period ending on the earlier of the date which is one hundred twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the

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Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such one hundred twenty (120) day period shall be extended for up to 12 months, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above; provided further that in connection with any registration on Form S-3 pursuant to Section 2.3 above, the Company agrees to timely file all reports required under the Exchange Act in order to maintain the right to continue to use such Form S-3 and to maintain such registration in effect;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus as required by the Securities Act and other documents, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

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(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(h) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(j) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(k) Promptly make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement;

(l) Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(m) After such registration statement becomes effective, notify each selling Holder of any request by the Commission that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

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2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, each of its officers, directors, stockholders, members and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of the Securities Act or the Exchange Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of the Securities Act or the Exchange Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation (or alleged violation) by the Company or any of its agents or affiliates of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company, and the Company will reimburse each such Holder, each of its officers, directors, stockholders, members, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action as they are incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company and stated to be specifically for use therein by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter; and provided further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b) To the extent permitted by law, each selling Holder, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, will indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other selling Holder, and each of their officers, directors, stockholders, members and partners, and each person controlling each other selling Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, or (ii) any omission (or alleged omission) to state therein a material fact required to

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be stated therein or necessary to make the statements therein not misleading, and such Holder will reimburse the Company and other selling Holders, directors, officers, stockholders, members, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action as they are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity or contribution under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); provided, further, however, that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not materially prejudicial to the Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) In any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.6, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall

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contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.6(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise shall survive the termination of this Agreement.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The Holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

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(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at such Holder’s expense, with (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (B) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto or (C) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel or “no action” letters for transactions made pursuant to Rule 144.

(iii) Notwithstanding the provisions of subsections (a)(i) and (a)(ii) above, no such registration statement or opinion of counsel or “no action” letter shall be necessary for: (A) a transfer by a Holder to any of its Affiliates (including an affiliated fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, each an “Affiliated Fund”); (B) a transfer by a Holder that is a partnership, limited liability company or corporation to a partner, limited partner, retired partner, member, retired member or stockholder of a Holder; (C) a transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; (D) any transfer by a Holder in connection with a Sale of the Company (as defined in the Fifth Amended and Restated Voting Agreement of even date herewith by and among the Investors, the holders of Common Stock party thereto and the Company (the “Voting Agreement”)); or (E) the transfer by a Holder exercising its co-sale rights under the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith by and among the Company and the Investors and certain other stockholders named therein (the “ROFR and Co-Sale Agreement”), if in each transfer under clauses (A), (B) or (C), the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.

(b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION

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THEREFROM. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS (SUBJECT TO EXTENSION) IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(c) The first legend referring to federal and state securities laws identified in Section 2.8(b) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act; or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act; or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel reasonably satisfactory to the Company, that such securities can be sold pursuant to Rule 144 under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) Make and keep available adequate current public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) Use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its

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securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company and such other information as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies).

2.10 Market Stand-Off Agreement. If requested by the Company and the managing underwriter of Common Stock (or other securities) of the Company, each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder immediately prior to the effective date for the registration statement for the Initial Public Offering (other than any shares included in the registration) during the one hundred and eighty (180) day period following the effective date of the Initial Public Offering. The foregoing provisions of this Section 2.10 shall not apply to transactions (including, without limitation, any swap, hedge or similar agreement or arrangement) or announcements, in each case, relating to securities acquired in the Initial Public Offering or securities acquired in open market or other transactions from and after the Initial Public Offering or that otherwise that do not involve or relate to shares of Common Stock owned by a Holder prior to the IPO, shall be applicable to the Holders only if all officers, directors, and stockholders individually and together with their Affiliates owning one percent (1%) or more of the outstanding Common Stock are subject to the same restrictions and provided, in addition, the Company will use commercially reasonable efforts to obtain the consent of the managing underwriter for earlier release of market stand-off and transfer restrictions on a portion of the Holders’ Common Stock and if the Company or any underwriter of the Initial Public Offering waives or terminates any market stand-off or transfer restrictions imposed on any holder of securities of the Company, then such waiver or termination shall be granted to all Holders subject to market stand-off or transfer restrictions hereby, pro rata based on the number of shares of Common Stock beneficially held by such other holder and the Holders hereby. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(b) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Required Preferred Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

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2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of: (i) five (5) years after the closing of the Company’s Initial Public Offering; (ii) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, in which the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or if the Investors receive registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this Section 2; and (iii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Holder’s shares without limitation during a three-month period without registration.

SECTION 3

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information. Provided that any of the Preferred Stock originally issued by the Company or the Registrable Securities remain outstanding, the Company shall deliver to each Major Investor the following financial information:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, plus, where applicable, comparisons to the annual budget and operating plan approved by the Board of Directors; such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), and audited and certified by an independent public accounting firm selected by the Board of Directors;

(b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, plus, where applicable, quarterly comparisons to the annual budget and operating plan approved by the Board of Directors; such unaudited financial statements to be prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and that fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

(c) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, plus, where applicable, monthly comparisons to the annual budget and operating plan approved by the Board of Directors; such unaudited financial statements to be prepared in accordance with GAAP and that fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

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(d) as soon as practicable, but in any event within the thirty (30) day period prior to the commencement of each new fiscal year of the Company, an annual budget and operating plan for such fiscal year as approved by the Board of Directors;

(e) as soon as practicable, but in any event within thirty (30) days of the end of each fiscal quarter, an updated capitalization table, certified by the Treasurer of the Company; and

(f) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

3.2 Inspection Rights. Provided that any of the Preferred Stock originally issued by the Company or the Registrable Securities remain outstanding, the Company will afford to each Major Investor reasonable access during normal business hours to all of the Company’s properties, books and records. Major Investors may exercise their rights under this Section 3.2 only for purposes reasonably related to their interests as a stockholder.

3.3 Confidentiality. The Company shall not be required to comply with any inspection rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor (provided that neither the Fund Investors nor a financial investment firm or collective investment vehicle (including any venture capital fund) shall be deemed to be a competitor of the Company by virtue of its ownership of a portfolio company that competes with the Company), nor shall the Company be obligated to disclose any information which the Board of Directors determines in good faith is attorney-client privileged and should not, therefore, be disclosed. Each Holder agrees that it will not use any information received by it pursuant to this Agreement in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person other than (i) its employees, agents or partners having a need to know the contents of such information, and its attorneys, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 3.3; (iii) to any existing partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, (iv) to the extent required in connection with any

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routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of this Agreement, including, without limitation, quarterly or annual reports or (v) as may otherwise be required by law, provided that, with respect to clauses (iii) and (v), the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; provided further that with respect to clause (iv), the Holder takes reasonable steps to minimize the extent of any such required disclosure, unless such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.3 by such Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company. The Company acknowledges that certain of the Investors are in the business of investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company.

3.4 Insurance. The Company shall use its commercially reasonable efforts to cause to be maintained, from financially sound and reputable insurers, Directors and Officers liability insurance and term “key-person” insurance on such executives determined by the Preferred Director Majority, in the amount of at least $5,000,000 and on terms and conditions satisfactory to the Board of Directors, until such time as the Preferred Director Majority determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Preferred Director Majority. Each Key Holder (as defined in the ROFR and Co-Sale Agreement) hereby covenants and agrees that, to the extent such Key Holder is named under such key-person policy, such Key Holder will execute and deliver to the Company, as reasonably requested, a written notice and consent form with respect to such policy. Prior to commencing any clinical trial, the Company shall use its commercially reasonable efforts to obtain, from financially sound and reputable insurers clinical trial and/or product liability insurance in an amount and on terms and conditions satisfactory to the Preferred Director Majority, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. Immediately prior to the Company’s Initial Public Offering, and subject to further approval by the Preferred Director Majority, the Company will use its commercially reasonable efforts to increase the coverage amount of its Directors and Officers liability insurance and term “key-person” insurance to an amount commensurate with that of similarly situated companies in the determination of the Board of Directors.

3.5 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each Key Employee to enter into a one (1) year nonsolicitation agreement in a form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Preferred Director Majority.

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3.6 Employee Stock. Unless otherwise approved by the Preferred Director Majority, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly, quarterly or annual installments over the following three (3) years, and (ii) a market stand-off provision substantially similar to that in Section 2.10. In addition, unless otherwise approved by the Preferred Director Majority, the Company shall retain a “right of first refusal” on employee transfers until the Company’s Initial Public Offering and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

3.7 Matters Requiring Preferred Director Approval. So long as the holders of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are entitled to elect a Series C Director, Series D Director or a Series E Director, respectively, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Preferred Director Majority:

(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy approved by the Board of Directors;

(e) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a Deemed Liquidation Event, except for transactions contemplated by this Agreement and the Series E Purchase Agreement and transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

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(f) hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(g) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(h) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(i) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $100,000; or

(j) purchase, lease, license or otherwise acquire for value, or agree or commit to purchase, lease, license or otherwise acquire for value, (i) any material ownership interest, or right to acquire a material ownership interest, in another corporation, partnership, limited liability company or other entity or (ii) all or substantially of the assets of any (A) such other corporation, partnership, limited liability company or other entity or (B) line of business, division or material portion of any such other corporation, partnership, limited liability company or other entity.

3.8 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall consist solely of non-management directors. Each Committee of the Board shall be a maximum size of three individuals and shall be comprised solely of Preferred Directors and Independent Directors (as defined in the Voting Agreement). The Series E Director may serve on each Committee of the Board.

3.9 Observer Rights. The Company shall permit each of Surveyor and LV (each of the foregoing, an “Observer Investor”), so long as each Observer Investor continues to hold at least twenty-five percent (25%) of the shares (if any) of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock it purchased pursuant to the Series B Purchase Agreement, Series C Purchase Agreement, Series D-1 Purchase Agreement, Series D-2 Purchase Agreement and Series E Purchase Agreement, respectively, to designate a designee to attend in person meetings of the Board of Directors (and any committee thereof) in a non-voting, observer capacity (“Observer Rights”). As an observer, notice will be given to the designee of any scheduled meeting of the Board of Directors (or any committee thereof) at the same time the members of the Board of Directors (or any committee thereof) are given notice, but no change of schedule will be necessary if the designee is unavailable. Such designee shall be entitled to receive, prior to each meeting of the Board of Directors (or any committee thereof) and at the same time and in the same manner as directors of the Company receive such materials, all materials sent to members of the Board of Directors (or any committee thereof), subject to the terms of this Section 3.10. Notwithstanding the foregoing, the Company reserves the right to exclude such designee from access to a meeting of the Board of Directors (or any committee

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thereof), any portion thereof, or to any material if the Company believes such exclusion is reasonably necessary (a) to protect the attorney-client privilege, (b) to avoid a potential conflict of interest on the part of an Observer Investor or (c) to preserve the proper functioning of the Board or the exercise of its fiduciary duties. Each Observer Investor agrees, on behalf of itself and any of its representatives, including the designee, to hold in confidence and to not use (other than in connection with such Observer Investor’s evaluation of its investment in the Company) or disclose any information provided to or learned by it in connection with its Observer Rights. This Section 3.10 may not be amended or waived as to any Observer Investor without the written consent of such Observer Investor.

3.10 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

3.11 Expenses of Counsel. In the event of a transaction which is a Sale of the Company, the reasonable fees and disbursements of one counsel for the Senior Preferred Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others, would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

3.12 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the Preferred Directors nominated to serve on the Board of Directors by the Senior Preferred Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor

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of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company. The Fund Directors and the Fund Indemnitors are intended third-party beneficiaries of this Section 3.13 and shall have the right, power and authority to enforce the provisions of this Section 3.13 as though they were a party to this Agreement.

3.13 Properties, Business and Insurance. The Company and its subsidiaries shall maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. For so long as any Preferred Director serves on the Board, and for a period of at least six (6) years thereafter, the Company hereby agrees to (i) provide in the certificate of incorporation and bylaws of the Company for indemnification and reimbursement of expenses of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware or the general corporation law of the state of its incorporation, as applicable; and (ii) maintain director and officer insurance in an amount described in Section 3.4 on behalf of any person who is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such.

3.14 Right to Conduct Activities. The Company hereby agrees and acknowledges that each Fund Investor is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, each Fund Investor shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund Investor in any entity competitive with the Company, or the evaluation of a potential investment in any such entity, or (ii) actions taken by any partner, officer or other representative of such Fund Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

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3.15 FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

3.16 Defense Production Act. To the extent that the Company engages in the design, fabrication, development, testing, production or manufacture of critical technologies within the meaning of the DPA (as defined in the Purchase Agreement), whether because of a new categorization of technology by the U.S. government or otherwise, the Company shall promptly provide written notice to Surveyor.

3.17 Termination of Covenants. The covenants set forth in this Section 3, except for Sections 3.11 and 3.13, shall terminate and be of no further force or effect (i) immediately before the consummation of the Initial Public Offering or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, whichever event occurs first.

3.18 Material Non-Public Information. The Company understands and acknowledges that in the regular course of Surveyor’s and Rock Springs’ businesses, Surveyor and Rock Springs (and their respective Affiliates) will invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that before providing any material non-public information about a Public Company (“Public Company Information”) to Surveyor, Rock Springs or their representatives (or any of their respective Affiliates), the Company shall provide written notice of such Public Company Information to Surveyor’s compliance officer at SCComplianceAppvl@citadel.com and to Jill

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Seidman at Rock Springs at jill@rockspringscapital.com, respectively, describing such Public Company Information in reasonable detail. The Company shall not disclose Public Company Information to Surveyor, Rock Springs or their representatives (or any of their respective Affiliates) without prior written authorization from Surveyor’s and Rock Springs’ compliance officer listed above. In addition, the Company acknowledges and agrees that in no event shall Surveyor’s or Rock Springs’ (or their respective representatives’) confidentiality and non-use obligations hereunder (including, without limitation, pursuant to Section 3.9) in any manner be deemed or construed as limiting Surveyor, or Rock Springs’, or their respective representatives (or any of their respective Affiliates) ability to trade any security of a Public Company or any other Person.

SECTION 4

RIGHT OF FIRST REFUSAL

4.1 Right of Refusal of the Investors.

(a) Provided that any Senior Preferred Stock originally issued by the Company or any of the Registrable Securities remain outstanding, the Company hereby grants to each Senior Preferred Investor that is a Major Investor a right of first refusal to purchase its pro rata share of New Securities which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Major Investor’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (i) the number of shares of Senior Preferred Stock (as determined on an as-converted to Common Stock basis) then owned (or subject to warrants owned by) by such Major Investor to (ii) the total number of shares of Senior Preferred Stock (as determined on an as-converted to Common Stock basis) then outstanding immediately prior to issuance of the New Securities, including shares of Series B Preferred Stock subject to outstanding warrants). A Major Investor who chooses to exercise its right of first refusal may designate as purchasers under such right itself and/or its partners or Affiliates (including Affiliated Funds), in such proportions as it deems appropriate.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Major Investor fails to so agree in writing within such twenty (20) day period to purchase such Holder’s full pro rata share of an offering of New Securities (a “Senior Preferred Nonpurchasing Holder”), then such Senior Preferred Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of such Senior Preferred Nonpurchasing Holder’s pro rata share of such New Securities that such Senior Preferred Nonpurchasing Holder did not so agree to purchase. The Company shall promptly give each Major Investor who has timely agreed to purchase such Holder’s full pro rata share of such offering of New Securities (a “Senior Preferred Purchasing Holder”) written notice of the failure of any Senior Preferred Nonpurchasing Holder to purchase such Senior Preferred Nonpurchasing Holder’s full pro rata share of such offering of New Securities (the “Senior Preferred Overallotment Notice”). Each Senior Preferred Purchasing Holder shall have a right

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of overallotment such that such Senior Preferred Purchasing Holder may agree to purchase a portion of the Senior Preferred Nonpurchasing Holders’ unpurchased pro rata shares of such offering on a pro rata basis according to the relative pro rata shares of the Senior Preferred Purchasing Holders, at any time within five (5) days after receiving the Senior Preferred Overallotment Notice.

(c) The Company hereby grants to each Junior Preferred Investor, a right of second refusal to purchase its pro rata share of any New Securities not so purchased by the Major Investors. A Junior Preferred Investor’s pro rata share, for purposes of this right of first refusal: is equal to the ratio of (i) the number of shares of Common Stock then owned by such Junior Preferred Investor (on an as-converted basis) to (ii) the total number of shares of Common Stock then owned by all Junior Preferred Investors (on an as-converted basis). A Junior Preferred Investor who chooses to exercise its right of second refusal may designate as purchasers under such right itself and/or its partners or Affiliates (including Affiliated Funds), in such proportions as it deems appropriate. Any such sale to such Junior Preferred Investors shall be at a price and upon terms no more favorable than specified in the Company’s notice to Senior Preferred Investors delivered pursuant to Section 4.1(b).

(d) In the event the Major Investors fail to exercise fully the right of first refusal within the periods described in this Section 4.1(b), the Company shall give each Junior Preferred Investor written notice of its intention to issue New Securities, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Junior Preferred Investor shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities not purchased by the Major Investors for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Junior Preferred Investor fails to so agree in writing within such ten (10) day period to purchase such Holder’s full pro rata share of an offering of New Securities not purchased by the Senior Preferred Investors (a “Junior Preferred Nonpurchasing Holder”), then such Junior Preferred Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of such Junior Preferred Nonpurchasing Holder’s pro rata share of such New Securities that such Junior Preferred Nonpurchasing Holder did not so agree to purchase. The Company shall promptly give each Junior Preferred Investor who has timely agreed to purchase such Holder’s full pro rata share of such offering of New Securities (a “Junior Preferred Purchasing Holder”) written notice of the failure of any Junior Preferred Nonpurchasing Holder to purchase such Junior Preferred Nonpurchasing Holder’s full pro rata share of such offering of New Securities (the “Junior Preferred Overallotment Notice”). Each Junior Preferred Purchasing Holder shall have a right of overallotment such that such Junior Preferred Purchasing Holder may agree to purchase a portion of the Junior Preferred Nonpurchasing Holders’ unpurchased pro rata shares of such offering on a pro rata basis according to the relative pro rata shares of the Junior Preferred Purchasing Holders, at any time within five (5) days after receiving the Junior Preferred Overallotment Notice.

(e) In the event the Junior Preferred Investors fail to exercise fully the right of second refusal within the periods described in Section 4.1(d) (the “Election Period”), the Company shall have forty-five (45) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five (45)

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days from the date of said agreement) to sell to any Person or Persons any or all New Securities which have not been subscribed by Investors pursuant to their right of first refusal option set forth in this Section 4.1. Any such sale to such Person or Persons shall be at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Investors delivered pursuant to Section 4.1. In the event the Company has not sold such unsubscribed New Securities within such forty-five (45) day period following the Election Period, or such forty-five (45) day period following the date of said agreement, the Company shall not thereafter issue or sell such New Securities without first again offering such New Securities first, to the Major Investors, and second, to the Junior Preferred Investors, in the manner provided in this Section 4.1.

(f) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever (including debt securities) that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) the Shares or any shares of Common Stock issuable upon conversion thereof;

(ii) Exempted Securities as defined in Article FOURTH, Part C, Section 4.4.1(h)(i) to (ix) of the Restated Certificate, as such provision is amended, modified, supplemented or replaced;

(iii) the issuance of Series E Preferred Stock pursuant to the Series E Purchase Agreement; or

(iv) shares issued pursuant to an Initial Public Offering.

(g) Notwithstanding anything to the contrary in this Agreement, this Section 4.1 (including, without limitation, Sections 4.1(c) and (d)) may be amended or waived by a written instrument referencing this Agreement and signed by the Company and the Required Preferred Holders; provided that, in the event of any such waiver and subsequent purchase of New Securities by an existing Major Investor, then all Major Investors shall have the right, but not the obligation, to purchase such holder’s pro rata share (determined pursuant to Section 4.1(b)) of such New Securities for the same price and upon the same terms. In addition to the preceding sentence, Section 4.1(c) and (d) may be waived by a written instrument referencing this Agreement and signed by the Company and a majority of the holders of the Junior Preferred Stock.

(h) The right of first refusal granted under this Agreement shall expire and be of no further force or effect (i) immediately before the consummation of the Initial Public Offering or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event.

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SECTION 5

MISCELLANEOUS

5.1 Additional Investors; Successor and Assigns.

(a) Notwithstanding anything to the contrary herein, if the Company shall issue additional shares of its Series E Preferred Stock, any purchaser of such shares may become a party to this Agreement by executing and delivering an adoption agreement to this Agreement, in the form of Attachment A (the “Adoption Agreement”) and shall be deemed, an “Investor” hereunder and Schedule A shall be amended to include such Investor or permitted transferee.

(b) The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that: (a) after such transfer, holds at least five percent (5%) of the transferring Investor’s shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); (b) is an Affiliate of such Holder (including an Affiliated Fund) or a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder; or (c) is a family member of such Holder or trust for the benefit of a such Holder or such Holder’s family members; provided that, in each case, (i) any such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, and applicable securities laws; (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned; (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10; and (iv) any such transferee is not engaged in competition with the Company as reasonably determined by the Board of Directors (provided that any such transferee that is a Fund Investor or a financial investment firm or collective investment vehicle (including any venture capital or other investment fund) shall not be deemed to be engaged in competition with the Company by virtue of its ownership of a portfolio company that competes with the Company). The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2 Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Required Preferred Holders; provided that (i) if such amendment, waiver, discharge or termination (other than a waiver of Section 4) adversely affects the holders of Junior Preferred Stock in a manner in which the holders of Senior Preferred Stock are not similarly affected, such amendment, modification or waiver shall also require the written consent of Investors holding at least a majority of the outstanding Junior Preferred Stock (on an as-converted to Common Stock basis), (ii) if such amendment, waiver, discharge or termination adversely affects the holders of the Series E Preferred Stock in a manner in which the holders of other Senior Preferred Stock are not similarly affected, such amendment, modification or waiver shall also require the written consent of the holders of a majority of the shares of Series E Preferred Stock then outstanding, (iii) if such amendment, waiver, discharge or termination adversely affects the holders of the Series D Preferred Stock in a manner in which the holders of other Senior Preferred Stock are not similarly affected, such amendment, modification or waiver shall also require the written consent of the holders of at least seventy percent (70%) of the shares of Series D Preferred Stock then

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outstanding, (iv) if such amendment, modification or waiver adversely affects the holders of the Series C Preferred Stock in a manner in which the holders of other Senior Preferred Stock are not similarly affected, such amendment, modification or waiver shall also require the written consent of holders of a majority of the Series C Preferred Stock then outstanding, which majority must include either LV or Arix, and (v) if such amendment, modification or waiver adversely affects the holders of the Series B Preferred Stock in a manner in which the holders of other Senior Preferred Stock are not similarly affected, such amendment, modification or waiver shall also require the written consent of holders of at least fifty-seven percent (57%) of the shares of the Company’s Series B Preferred Stock then outstanding. For the avoidance of doubt, the issuance by the Company of any new series of Preferred Stock that constitutes Senior Preferred Stock or any additional shares of an existing series of Senior Preferred Stock in compliance with Section 4.1 shall not be deemed to adversely affect the holders of Junior Preferred Stock in a manner in which the holders of Senior Preferred Stock are not similarly affected. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of the Holder. Each Holder acknowledges that by the operation of this paragraph, the Required Preferred Holders will have the right and power to diminish or eliminate all rights of such Holder under this Agreement, including rights under Section 4 hereof.

5.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or email or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, one copy should be sent to the Investor, at the Investor’s address, facsimile number or email address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with copies to Edwin C. Pease and Steven Hoffman, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 and Brian P. Lenihan and Tobin P Sullivan, Choate Hall & Stewart LLP, Two International Place, Boston MA 02110; or

(b) if to the Company, one copy should be sent to Aura Biosciences, Inc., 85 Bolton Street, Cambridge, MA 02140 or at such other address as the Company shall have furnished to the Investors, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston MA 02210, Attn: Danielle Lauzon, Esq. (DLauzon@goodwinlaw.com).

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by email, upon confirmation of delivery when directed to the email address as shown in the Company’s records, as may be updated in accordance with the provisions hereof.

5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

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5.5 Entire Agreement. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior written or oral agreements and understandings relating to such subject matter. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and schedules attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Execution and Delivery. A facsimile, PDF or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, PDF or other reproduction hereof.

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5.11 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or entities under common investment management or control shall be aggregated together for the purpose of determining the availability of any rights or obligations under this Agreement.

5.13 Effect on Prior Agreement. Upon the execution and delivery of this Agreement by the Company, the Required Holders (as defined in the Prior Agreement) and a majority of the outstanding shares of Junior Preferred Stock, the Prior Agreement automatically shall terminate and be of no further force and effect and shall be amended and restated in its entirety as set forth in this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

COMPANY:

AURA BIOSCIENCES, INC.

By:	/s/ Elisabet de los Pinos
Elisabet de los Pinos, Ph.D., President and CEO

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

MATRIX CAPITAL MANAGEMENT MASTER FUND, LP

By:	/s/ David Goel

Name:	David Goel
Title:	Managing General Partner

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.

By:	/s/ Shellane Mulcahy

Name:	Shellane Mulcahy
Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the Parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the day and year first above written.

ROCK SPRINGS CAPITAL MASTER FUND LP
By:	Rock Springs General Partner LLC, its general partner

By:	/s/ Mark Bussard
Mark Bussard
Member

FOUR PINES MASTER FUND LP
By:	Four Pines General Partner LLC, its general partner

By:	/s/ Mark Bussard
Mark Bussard
Member

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

MEDICXI GROWTH CO-INVEST I LP
By:	its manager Medicxi Ventures Management (Jersey) Limited

/s/ Andrew Jeanne
Director

MEDICXI GROWTH I LP
By:	its manager Medicxi Ventures Management (Jersey) Limited

/s/ Andrew Jeanne
Director

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

LUNDBECKFOND INVEST A/S

By:	/s/ Mette Kirstine Agger

Name:	Mette Kirstine Agger
Title:	Managing Partner,
Lundbeckfonden Ventures

By:	/s/ Lene Skole

Name:	Lene Skole
Title:	Chief Executive Officer,
Lundbeckfonden Invest A/S

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

ARIX BIOSCIENCE HOLDINGS LIMITED

By:	/s/ Robert Lyne

Name:	Robert Lyne
Title:	Director

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

ADVENT LIFE SCIENCES LLP	ADVENT LIFE SCIENCES FUND III LP

By: /s/ Kaasim Mahmood	By: Advent Life Science LLP, its manager

Name: Kaasim Mahmood	By: /s/ Kaasim Mahmood

Title: General Partner	Name: Kaasim Mahmood

ADVENT LIFE SCIENCES FUND I LP	Title: General Partner

By: Advent Life Science LLP, its manager	ADVENT-HARRINGTON IMPACT FUND LP

By: /s/ Kaasim Mahmood	By: Advent Life Science LLP, its manager

Name: Kaasim Mahmood	By: /s/ Kaasim Mahmood

Title: General Partner	Name: Kaasim Mahmood

ALS III CARRY AND CO-INVEST LP	Title: General Partner

By: Advent Life Science LLP, its manager

By: /s/ Kaasim Mahmood

Name: Kaasim Mahmood

Title: General Partner

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

YSIOS BIOFUND II INNVIERTE, F.C.R.

By:	YSIOS CAPITAL PARTNERS S.G.E.I.C.,
S.A., its manager

By:	/s/ Joes Jean Mairet

Name:	Joel Jean Mairet
Title:	Attorney-in-fact

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

CHIESI VENTURES, LP
By: Chiesi Ventures, Inc., its General Partner
By: Pappas Capital, LLC, its Management Company

By:	/s/ Arthur M. Pappas
Name: Arthur M. Pappas
Title: CEO & Managing Partner

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

BELINDA A. TERMEER

By:	/s/ Belinda A. Termeer

Name:	Belinda A. Termeer

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

COLUMBUS INNVIERTE LIFE SCIENCE F.C.R.

By:	/s/ Javier Garcia
Name:	Javier Garcia
Title:	General Partner

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

GARCIA-ATANCE LAFUENTE SALVADOR.

By:	/s/ Salvador Garcia-Atance

Name:	Salvador Garcia-Atance
Title:

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

MERCURY CAPITAL, S.L.

By:	/s/ Nicolas Ayuso

Name:	Nicolas Ayuso
Title:	CEO

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

JV RISK TECHNOLOGIES, S.L.

By:	/s/ Antonio Vila Casa

Name:	Antonio Vila Casa
Title:	Administrador Solidario

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

ALEXANDRIA VENTURE INVESTMENTS, LLC
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:	/s/ Aaron Jacobson

Name:	Aaron Jacobson

Title:	VP – Corporate Counsel

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ William W. Biggs

Name:	William W. Biggs

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Gregory L. Biggs

Name:	Gregory L. Biggs

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

ADAGE CAPITAL PARTNERS, LP
By: Adage Capital Partners, GP, LLC, it’s General Partner

By:	/s/ Dan Lehan

Name:	Dan Lehan

Title:	Chief Operating Officer

Schedule A

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Roy Dunbar

Name:	Roy Dunbar

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Lewis J. Green

Name:	Lewis J. Green

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ John Maraganore

Name:	John Maraganore

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Diana Frazier

Name:	Diana Frazier

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Gregory T. Winner

Name:	Gregory T. Winner

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Robert Chew

Name:	Robert Chew

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

VELOCITY CAPITAL MANAGEMENT LLC

By:	/s/ David Johnson

Name:	David Johnson

Title:	Partner

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Robert S. Milligan

Name:	Robert S. Milligan

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Robert Carpenter

Name:	Robert Carpenter

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Israel Ruiz

Name:	Israel Ruiz

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Alan D. Solomont

Name:	Alan D. Solomont

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

JUDY C. SWANSON REVOCABLE TRUST

By:	/s/ Judy C. Swanson

Name:	Judy C. Swanson

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

AMY M. WINSLOW 2011 REVOCABLE TRUST

By:	/s/ Amy M. Winslow

Name:	Amy M. Winslow

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Alan E. Walts

Name:	Alan E. Walts

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

EDWARD C. WINSLOW 2011 REVOCABLE TRUST

By:	/s/ Edward C. Winslow

Name:	Edward C. Winslow

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Edwina Wright

Name:	Edwina Wright

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

MYELIN LP
By: Myelin Management LLC, Inc., its General Partner

By:	/s/ Matías Nisenson

Name:	Matías Nisenson
Title:	Manager

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

PAGS GROUP, LLC

By:	/s/ Judy M. Pagliuca

Name:	Judy M. Pagliuca
Title:	Manager

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement effective as of the date first written above.

INVESTORS:

By:	/s/ Peter Elliot, PH.D.

Name:	Peter Elliot, PH.D.

Signature Page to Fifth Amended and Restated Investors’ Rights Agreement

SCHEDULE A

Schedule of Investors

Salvador Garcia-Atance

ADVENT LIFE SCIENCES LLP

ADVENT LIFE SCIENCES FUND I LP

ADVENT LIFE SCIENCES FUND III LP

ADVENT-HARRINGTON IMPACT FUND LP

ALS III CARRY AND CO-INVEST LP

ALEXANDRIA VENTURE INVESTMENTS, LLC

JOSE RAMON ARCE

ARIX BIOSCIENCE HOLDINGS LIMITED

LAWRENCE C. BEST

GREGORY L. BIGGS

WILLIAM W. BIGGS

Schedule A

JESUS CAINZOS

DR. JOSE CARLOS MONTILLA CANIS

ROBERT CARPENTER

ROBERT CHEW

CHIESI VENTURES, LP

CARLOS GARCIA COGORRO

COLUMBUS INNVIERTE LIFE SCIENCE F.C.R.

ELISABET DE LOS PINOS REVOCABLE TRUST u/d/t dated 04-08-2016

MATHIAS DÖPFNER

DROIA S.A.

ROY DUNBAR

ELICTA LLC

Schedule A

PETER ELLIOTT, PH.D.

PETER B. FINN

DIANA FRAZIER

ANTONIO GALINDEZ

JAVIER GARCIA

MARIA GARIN

LEWIS J. GEFFEN

PEDRO P. GRANADILLO

ANDREW AND EILEEN HOLTVEDT

JAZZYA INVESTMENTS, S.L.

JV RISK TECHNOLOGIES S.L.

LANDA, LLC

LI-COR OF LINCOLN LLC

LUNDBECKFOND INVEST A/S

Schedule A

JOHN MARAGANORE

MEILI TRUST DTD JULY 13, 2017

MERCURY CAPITAL, S.L.

ROBERT S. MILLIGAN

LAURA B. MORSE

EDMUNDO MUNIZ

CAROL NULMAN

THE CAROL NULMAN TRUST DTD 10/3/2003

PAGS GROUP, LLC

THE RICHARD H. PETERS TRUST OF 2004

DR. RICHARD PILNIK

MICHAEL DENNIS PRICE

CARLOS ROBLES

PABLO RODRIGUEZ

Schedule A

ISRAEL RUIZ

EDUARDO SANCHIZ

EDUARDO SANCHIZ & MARIA GARIN SANCHIZ

PAOLA MARRI MALACRIDA SANTINI

ALAN D. SOLOMONT

MICHAEL A. STELLER 401(k), OPPENHEIMER

JUDY C. SWANSON REVOCABLE TRUST

BELINDA A. TERMEER

UBS F/B/O TRAD. IRA (GREGORY T. WINNER)

GREGORY T. WINNER

ALAN E. WALTS

AMY M. WINSLOW 2011 REVOCABLE TRUST

EDWARD C. WINSLOW 2011 REVOCABLE TRUST

Schedule A

EDWINA WRIGHT

MICHAEL S. WYZGA REVOCABLE TRUST

YSIOS BIOFUND II INNVIERTE, F.C.R.

MEDICXI GROWTH I LP and MEDICXI GROWTH CO-INVEST I LP

Medicxi Ventures Management (Jersey) Limited

Matrix Capital Management Master Fund, LP

Velosity Capital Management LLC

Citadel Multi-Strategy Equities Master Fund Ltd.

Adage Capital

Rock Springs Capital Master Fund LP

Four Pines Master Fund LP

Schedule A